Exhibit 77Q1 - Additional Items

Item 15
Foreign Sub-Custodian Network for The Northern Trust Company

Market	Subcustodian	Address

Argentina	Citibank, N.A.	Bartolome Mitre 502/30,(C1036AAJ), Buenos Aires, Argentina

Australia	HSBC Bank Australia Limited	HSBC Custody and Clearing, Level 13, 580 George
Street, Sydney, NSW, 2000, Sydney

Austria	UniCredit Bank Austria A.G	Custody Department, 3 Julius Tandler Platz, A-
1090, Vienna, Austria

Bahrain	HSBC Bank Middle East Limited	2nd floor, Building No: 2505, Road No: 2832, Al Seef 428, Kingdom of Bahrain

Bangladesh	Standard Chartered Bank	Silver Tower, Level 7,
52 South Gulshan Commercial Area Gulshan 1, Dhaka 1212, Bangladesh

Belgium	Deutsche Bank AG	Direct Securities Services,
de Entree 99 -197, 1101 HE Amsterdam, The Netherlands

Bermuda	HSBC Bank of Bermuda Limited	Bank of Bermuda Building, 6 Front Street,
Hamilton HM11, Bermuda

Benin**	United Bank for Africa plc	Boulevard Botreau-Roussel - Le Plateau, 17 BP 808 Abidjan 17 (Cote d'Ivoire)

Bosnia-Herzegovina	Raiffeisen Bank International AG	Am Stadtpark 9, 1030 Vienna, Austria

Botswana	Standard Chartered Bank Botswana Limited	Standard House Building,
Queens Road, P. O. Box 1529, Gaborone, Botswana

Brazil	Citibank, N.A.	Citibank, N.A., Sao Paulo, Av. Paulista, 1111, 12th Floor, Sao Paulo, SP, 01311-920 Brazil

Bulgaria	ING Bank N.V.	12 Emil Bersinski Street, Ivan Vazov Region, 1408 Sofia, Bulgaria

Burkino Faso**	United Bank for Africa plc	Boulevard Botreau-Roussel - Le Plateau, 17 BP 808 Abidjan 17 (Cote d'Ivoire)

Canada	The Northern Trust Company, Canada	145 King Street West, Suite 1910, Toronto,
Ontario, Canada, M5H 1J8

Canada	Royal Bank of Canada	155 Wellington Street West
Toronto, Ontario, Canada, M5V 3L3

Chile	Banco de Chile	Avda. Andres Bello 2687, 3rd and 5th Floors, Santiago, Chile

China	HSBC Bank (China) Company Ltd	33 Floor, HSBC Building, Shanghai ifc 8 Century Avenue, Pudong,
Shanghai, China (200120)

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Carrera 9A No. 99-02, First Floor, Santafe de
Bogota D.C., Colombia

Croatia	UniCredit Bank Austria A.G.	Custody Department, 3 Julius Tandler Platz, A-
1090, Vienna, Austria

Cyprus	Citibank International plc	88 Syngrou Avenue, 2nd Floor, 11742 Athens, Greece

Czech Republic	UniCredit Bank Czech Republic a.s	Revolucni 7, 110 05 Prague, Czech Republic

Denmark	Nordea Bank Danmark A/S	Helgeshoj Alle 33, Hoje Taastrup, DK-2630 Taastrup, Denmark

Egypt	Citibank, N.A.	8 Ahmed Pasha Street, Garden City, Cairo, Egypt

Estonia	Swedbank AS	Liivalaia 8, 15040, Tallinn, Estonia

Eurobonds	Euroclear Bank S.A./N.V.	1, Boulevard du Roi Albert II, B-1210 Brussels, Belgium

Finland	Nordea Bank Finland	Aleksis Kiven Katu 3-5, Helsinki, FIN-00020, Finland

France	BNP Paribas Securities Services	Grands Moulins de Pantin, 9 rue du Debarcadere,
93500 Pantin - France

Germany	Deutsche Bank AG	Direct Securities Services, Alfred-Herrhausen- Allee 16-24, D-65760 Eschborn, Germany

Ghana	Standard Chartered Bank Ghana Limited	Standard Bank Building, High
Street, P.O. Box 768, Accra, Ghana

Greece	Citibank International plc	88 Syngrou Avenue, 2nd Floor, 11742 Athens, Greece

Guinea Bissau**	United Bank for Africa plc	Boulevard Botreau-Roussel - Le Plateau, 17 BP 808 Abidjan 17 (Cote d'Ivoire)

Hong Kong SAR	The Hongkong & Shanghai Banking Corporation Ltd.
HSBC Securities Services, 2F, Tower 1, HSBC Centre, 1 Sham Mong Road, Kowloon, Hong Kong

Hungary	UniCredit Bank Hungary Zrt	Szabadsag ter 5-6, HU-1054, Budapest, Hungary

Iceland	Landsbankinn hf	Eignarstyringarsvid, Hafnarstraeti 5, IS-155 Reykjavik, Iceland

India	Citibank, N.A.	Securities and Fund Services, Citibank N.A FIFC, 11th Floor, C-54 & C-55, G Block,
Bandra Kurla Complex, Bandra - East Mumbai 400 051

Indonesia	Standard Chartered Bank	Menara Standard Chartered, 5th Floor
Jl. Prof. Dr. Satrio No. 164, Jakarta 12930 Indonesia

Ireland	The Northern Trust Company, London	50 Bank Street, Canary Wharf, London E14 5NT,
United Kingdom

Israel	Bank Leumi Le-Israel B.M.	35 Yehuda Halevi Street, Tel-Aviv, Israel

Italy	BNP Paribas Securities Services	Securities Services Milan Via Ansperto 5, 20123
Milan, Italy

Ivory Coast	United Bank for Africa plc	Boulevard Botreau-Roussel - Le Plateau, 17 BP 808 Abidjan 17 (Cote d'Ivoire)

Japan	The Hongkong & Shanghai Banking Corporation Limited	Custody and Clearing, 7F HSBC Building, 11-1 Nihonbashi 3-chome, Chuo-Ku, Tokyo, Japan, 103- 0027

Jordan	HSBC Bank Middle East Limited	PO Box 925286, 5th Circle, Amman 11190, Jordan

Kazakhstan	HSBC Bank Kazakhstan JSC	43, Dostyk Avenue, Almaty, 480021, Republic of
Kazakhstan

Kenya	Standard Chartered Bank Limited	48 Westlands Road, P.O.Box 40984 -00100GPO,
Nairobi, Kenya

Kuwait	HSBC Bank Middle East Limited	Kuwait City, Qibla Area, Hamad Al-Saqr Street, Kharafi Tower, G/1/2 Floors,
PO Box 1683, Safat 13017, Kuwait

Latvia	Swedbank AS	Balasta dambis 1a, Riga, LV-1048, Latvia

Lebanon	HSBC Bank Middle East Limited	PO Box 11-1380, Riad El Solh, Beirut 1107 2080,
Lebanon

Lithuania	SEB Bankas	Gedimino pr. 12, LT-2600, Vilnius, Lithuania

Luxembourg	Euroclear Bank S.A./N.V.	1, Boulevard du Roi Albert II, B-1210 Brussels, Belgium

Malaysia	HSBC Bank Malaysia Berhad	12th Floor, South Tower, No 2 Leboh Ampang,
50100 Kuala Lumpur, Malaysia

Mali	United Bank for Africa plc	Boulevard Botreau-Roussel - Le Plateau, 17 BP 808 Abidjan 17 (Cote d'Ivoire)

Mauritius	The Hongkong & Shanghai Banking Corporation Limited	5th floor, Les Cascades Building, Edith Cavell
Street, Port Louis, Mauritius

Mexico	Banco Nacional de Mexico S.A.	WWSS Division, Act.Roberto Medellin 800, 3er
Piso Norte, Colonia Santa Fe, Mexico, D.F. 01210

Morocco	Societe Generale Marocaines de Banques	Societe Generale Marocaine de Banques, 55 Bd
Abdelmoumen, 20100 - Casablanca, Morocco

Namibia	Standard Bank Namibia Limited	Standard Bank Center, Corner Werner List Street and Post Street Mall - 2nd Floor, Windhoek, Namibia

Netherlands	Deutsche Bank AG	Direct Securities Services, de Entree 99 - 197, 1101 HE Amsterdam, Netherlands

New Zealand	The Hongkong & Shanghai Banking Corporation Limited	HSBC House, Level 9, 1 Queen Street, Auckland,
New Zealand

Niger	United Bank for Africa plc	Boulevard Botreau-Roussel - Le Plateau, 17 BP 808 Abidjan 17 (Cote d'Ivoire)

Nigeria	Stanbic IBTC Bank Plc	lot 688, Amodu Tijani Street, Victoria Island, Lagos, Nigeria; POSTAL ADDRESS: PO Box 54746, Falomo, Ikoyi, Nigeria

Norway	Nordea Bank Norge ASA	Essendropsgate 7, NO-0368, Oslo, Norway

Oman	HSBC Bank Oman SAOG	HSBC Bank Oman SAOG, HSBC Securities Services, 2nd Floor Al Khuwair, PO Box 1727 PC 111, Seeb, Oman

Pakistan	Citibank, N.A.	AWT Plaza, 1.1 Chundrigar Road, PO Box 4889, Karachi, Pakistan, 74200

Palestine	HSBC Bank Middle East Limited	PO Box 2067, Ramallah, Palestine

Panama	Citibank, N.A.	Boulevard Punta Pacifica, Torre de las Americas, Apartado 0834-00555, Panama City, Panama

Peru	Citibank del Peru S.A.	WWSS - 3 er Piso, Av. Canaval y Moreyra #480, San Isidro, Lima 27 - Peru

Philippines	The Hongkong & Shanghai Banking Corporation Limited	7/F HSBC Centre, 3058 Fifth Avenue West, Bonifacio Global City, Taguig City 1634, Philippines

Poland	Bank Polska Kasa Opieki SA	NTC contracted clients: Custody Department, Ul. Zwirki i Wigury 31, 02-091 Warsaw, Poland

Portugal	BNP Paribas Securities Services	Grands Moulins de Pantin, 9 rue du Debarcadere,
93500 Pantin - France

Qatar	HSBC Bank Middle East Limited	Custody and Clearing Department, P O Box 57,
Doha, Qatar

Republic of Korea	The Hongkong & Shanghai Banking Corporation Ltd	5/F, HSBC Building, #25 Bongrae-dong 1-ga,
Seoul, South Korea, C.P.O. Box 6910

Romania	ING Bank N.V.	ING Bank N.V. Bucharest Branch, 11-13 Av Kiseleff, PO Box 2-208, Bucharest, Romania

Russian Federation	ING Bank (Eurasia) ZAO	Krasnoproletarskaya Street, 36, 127473 Moscow, Russian Federation

Saudi Arabia	HSBC Saudi Arabia Limited	HSBC Building, 2nd Floor, Olaya Road, Al- Murooj, P O Box 9084, Riyadh 11413, Saudi Arabia

Senegal	United Bank for Africa plc	Boulevard Botreau-Roussel - Le Plateau, 17 BP 808 Abidjan 17 (Cote d'Ivoire)

Serbia and Montenegro	UniCredit Bank Serbia JSC	Rajiceva 27-29, CS-11000 Belgrade, Serbia

Singapore	DBS Bank Ltd	10 Toh Guan Raod, Level 04-11 (4B), Jurong Gateway, Singapore 608838

Slovakia	ING Bank N.V.	Jesenskeho 4/C, 811 02 Bratislava, Slovak Republic

Slovenia	UniCredit Banka Slovenija d.d.	Wolfova 1, SI-1000, Ljubljana, Slovenia

South Africa	The Standard Bank of South Africa Limited	Financial Asset Services Division, 25, Sauer Street,
Johannesburg 2000, South Africa

Spain	BNP Paribas Securities Services	C/Ribera del Loira 28, 3rd Floor 28042 Madrid,
Spain

Sri Lanka	Standard Chartered Bank	Standard Chartered Bank, Securities Services Unit 37, York Street, Colombo1, Sri Lanka

Swaziland	Standard Bank Swaziland Limited	Swazi Plaza, Mbabane, Swaziland

Sweden	Svenska Handelsbanken AB (publ)	Blasieholmstorg 12, SE-106 70 Stockholm, Sweden

Switzerland	UBS AG	Badenerstrasse 574, PO Box CH-8098 Zurich, Switzerland

Taiwan	Bank of Taiwan	49 Wu Chang Street, Sec. 1, Taipei 100, Taiwan, Republic of China

Tanzania	Standard Chartered Bank (Mauritius) Ltd	6th Floor Raffles Tower, Ebene, Mauritius

Thailand	Citibank, N.A.	Securities and Fund Services 399 Interchange Building, Sukhumvit Road, Klongtoey Nua,
Wattana District, Bangkok, 10110

Togo	United Bank for Africa plc	Boulevard Botreau-Roussel - Le Plateau, 17 BP 808 Abidjan 17 (Cote d'Ivoire)

Trinidad & Tobago	Republic Bank Limited	9-17 Park Street, Port of Spain, Republic of Trinidad and Tobago

Tunisia	Banque Internationale Arabe de Tunisie	70-72 Avenue Habib Bourguiba, Tunis 1000,
Tunisia

Turkey	Deutsche Bank A.S	Eski Buyukdere Caddesi, Tefken Towers No. 209,
4. Levent, Istanbul, Turkey

Uganda	Standard Chartered Bank Uganda Limited	Standard Chartered Bank, 5 Speke Road, P.O. Box,
7111, Kampala, Uganda

Ukraine	ING Bank Ukraine	30-A Spaska Street, 04070 Kiev, Ukraine

United Arab Emirates	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited, Emaar Square
(ADX, DFM & NASDAQ Dubai)		Building No: 5, PO Box 502601, Dubai, UAE

United Kingdom	The Northern Trust Company, London	50 Bank Street, Canary Wharf, London E14 5NT,
United Kingdom

United States	The Northern Trust Company	50 South LaSalle Street, Chicago, IL 60675, USA

Uruguay	Banco Itau Uruguay S.A.	Zabala 1463, 11000 Montevideo, Uruguay

Venezuela	Citibank, N.A.	WWSS, Avda. Casanova, Centro Comercial El Recreo, Torre Norte, Piso 18, Caracas, Venezuela

Vietnam	HSBC Bank (Vietnam) Ltd	Centre Point, 106 Nguyen Van Troi Street, Phu Nhuan District, Ho Chi Minh City, Vietnam

Zambia	Standard Chartered Bank Zambia plc	Standard House, Cairo Road,
P.O. Box 32238, Lusaka, Zambia

Zimbabwe	Standard Chartered Bank (Mauritius) Ltd	6th Floor Raffles Tower, Ebene Mauritius